UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2007

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000 51030	59-343-4771
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On December 19, 2007 (the “Closing Date”), OccuLogix, Inc. (“OccuLogix”) and Solx Acquisition, Inc. (“Solx Acquisition”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which OccuLogix sold to Solx Acquisition, and Solx Acquisition purchased from OccuLogix, all of the issued and outstanding shares of the capital stock of Solx, Inc. (“Solx”), which had been the glaucoma subsidiary of OccuLogix prior to the completion of the transactions provided for in the Stock Purchase Agreement.

The consideration for the purchase and sale of all of the issued and outstanding shares of the capital stock of Solx consisted of:  (i) on the Closing Date, the assumption by Solx Acquisition of all of the liabilities of OccuLogix, as they relate to Solx’s business, incurred on or after December 1, 2007, and OccuLogix’s obligation to make a $5,000,000 payment to the former stockholders of Solx due on September 1, 2008 (the “Outstanding Payment Obligation”) pursuant to the Agreement and Plan of Merger, dated as of August 1, 2006, by and among OccuLogix, OccuLogix Mergeco, Inc., Solx, Inc. and Doug P. Adams, John Sullivan and Peter M. Adams, as amended (the “Merger Agreement”) and the loan and security documents delivered pursuant to the Merger Agreement; (ii) on or prior to February 15, 2008, the payment by Solx Acquisition of all of the expenses that OccuLogix had paid to the Closing Date, as they relate to Solx’s business during the period commencing on December 1, 2007 (the “Prepaid Expenses”); (iii) during the period commencing on the Closing Date and ending on the date on which Solx achieves a positive cash flow, the payment by Solx Acquisition of a royalty equal to 3% of the worldwide net sales of Solx’s Ti-Sapphire laser and Shunt products, including next-generation or future models or versions of these products (collectively, the “Royalty Products”); and (iv) following the date on which Solx achieves a positive cash flow, the payment by Solx Acquisition of a royalty equal to 5% of the worldwide net sales of the Royalty Products.  The payments referred to in (iii) and (iv) are hereinafter referred to as the “Royalty Payments”.  In order to secure the obligation of Solx Acquisition to make the Royalty Payments, Solx Acquisition granted to OccuLogix a subordinated security interest in certain of Solx’s intellectual property.

Solx Acquisition is wholly owned by Doug P. Adams who, until the completion of the transactions contemplated in the Stock Purchase Agreement, had been serving as an executive officer of OccuLogix in the capacity of President & Founder, Glaucoma Division.  On the Closing Date, in connection with these transactions, Mr. Adams provided a limited guaranty to OccuLogix in order to guarantee the payment by Solx Acquisition of the Prepaid Expenses and the reimbursement by Solx Acquisition of the payroll liabilities of Solx during the period between December 1, 2007 and December 31, 2007.  (Notwithstanding the assumption by Solx Acquisition of all of the liabilities of OccuLogix, as they relate to Solx’s business, incurred on or after December 1, 2007, for administrative convenience, OccuLogix agreed to continue to cover the payroll liabilities of Solx until December 31, 2007 in exchange for Solx Acquisition’s agreement to reimburse OccuLogix for such costs on or prior to January 15, 2008.)

On December 19, 2007, OccuLogix entered into an Amending Agreement with Solx and Peter M. Adams, in his capacity as the Single Member Representative of the Stockholder Representative Committee (as such term is defined in the Merger Agreement) (the “Amending Agreement”).  Among other things, the Amending Agreement amended the Merger Agreement to permit the assignment by OccuLogix, and the assumption by Solx Acquisition, of the Outstanding Payment Obligation without triggering an immediate acceleration thereof.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On the Closing Date, OccuLogix completed an indirect disposition of a significant amount of assets, not in the ordinary course of business, when it sold all of the issued and outstanding shares of the capital stock of Solx to Solx Acquisition pursuant to the Stock Purchase Agreement.  Prior to the completion of the transactions contemplated in the Stock Purchase Agreement, Solx had been the glaucoma subsidiary of OccuLogix.  Solx has been, and continues to be, in the business of developing a system for the treatment of glaucoma, called the SOLX Glaucoma System and consisting of Solx’s Ti-Sapphire laser and Shunt products.

Solx Acquisition, the purchaser of all of the issued and outstanding shares of the capital stock of Solx, is wholly owned by Mr. Adams who, until the completion of the transactions contemplated in the Stock Purchase Agreement, had been serving as an executive officer of OccuLogix in the capacity of President & Founder, Glaucoma Division.  OccuLogix had acquired Solx on September 1, 2006 by way of a merger pursuant to the Merger Agreement (the “Merger”).  Prior to the Merger, Mr. Adams had served as the President and Chief Executive Officer of Solx and also had been a significant stockholder of Solx.

In connection with the Merger, OccuLogix had issued an aggregate of 8,399,983 shares of its common stock to the then stockholders of Solx, being the Participating Rights Holders under the Merger Agreement, and paid them $7,000,000 in cash.  Pursuant to the Merger Agreement, OccuLogix had made an additional cash payment of $3,000,000 to the Participating Rights Holders on September 1, 2007, and, but for the Amending Agreement and the Stock Purchase Agreement pursuant to which OccuLogix assigned, and Solx Acquisition assumed, the Outstanding Payment Obligation, OccuLogix would have been obligated to make an additional cash payment of $5,000,000 to the Participating Rights Holders on September 1, 2008.  The Merger Agreement also provides that OccuLogix will pay an additional $5,000,000 to the Participating Rights Holders if final approval is received from the U.S. Food and Drug Administration for the marketing and sale of Solx’s DeepLight GMS gold shunt on or prior to December 31, 2007 (the “FDA Milestone Payment”).  As such regulatory approval will not be received on or prior to December 31, 2007, the FDA Milestone Payment will not become due and payable.

The consideration for the purchase and sale of all of the issued and outstanding shares of the capital stock of Solx consisted of:  (i) on the Closing Date, the assumption by Solx Acquisition of all of the liabilities of OccuLogix, as they relate to Solx’s business, incurred on or after December 1, 2007, and the assumption by Solx Acquisition of the Outstanding Payment Obligation; (ii) on or prior to February 15, 2008, the payment by Solx Acquisition of the Prepaid Expenses; (iii) during the period commencing on the Closing Date and ending on the date on which Solx achieves a positive cash flow, the payment by Solx Acquisition of a royalty equal to 3% of the worldwide net sales of the Royalty Products; and (iv) following the date on which Solx achieves a positive cash flow, the payment by Solx Acquisition of a royalty equal to 5% of the worldwide net sales of the Royalty Products.  There was no cash consideration paid by Solx Acquisition on the Closing Date.

As first announced on October 9, 2007, OccuLogix has been exploring, and continues to explore, the full range of strategic alternatives, including, but not limited to, the raising of capital through the sale of securities, one or more strategic alliances and the combination, sale or merger of all or part of OccuLogix.  In connection with such exploration, OccuLogix made diligent efforts to market Solx and its assets to arm’s length third parties, but these efforts were ultimately unsuccessful.  Accordingly, the board of directors of OccuLogix determined that, in light of OccuLogix’s current financial position, completing the transactions provided for in the Stock Purchase Agreement would be in the best interests of OccuLogix’s stockholders.

ITEM 2.05 Costs Associated with Exit or Disposal Activities

On the Closing Date, OccuLogix disposed of a long-lived asset when it sold, to Solx Acquisition, all of the issued and outstanding shares of the capital stock of Solx pursuant to the Stock Purchase Agreement.  The estimate of the total amount or range of amounts expected to be incurred in connection with this action and the estimate of the amount or range of amounts of the charge that will result in future cash expenditures (if any), all required pursuant to paragraphs (b), (c) and (d) of Item 2.05, will be disclosed in an amended report on Form 8-K within four business days after a determination of such estimates.

ITEM 9.01 Financial Statements and Exhibits

(b) Pro forma financial information

i.	Unaudited Pro Forma Consolidated Balance Sheet as at September 30, 2007.
ii.	Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2007.
iii.	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006.
iv.	Notes to Unaudited Pro Forma Consolidated Financial Statements.

(d) Exhibits

99.1	Press Release of OccuLogix dated December 20, 2007.
99.2	Pro forma financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.

Date: December 26, 2007	By:	/s/William G. Dumencu
William G. Dumencu
Chief Financial Officer